Exhibit 99.1

FOR IMMEDIATE RELEASE

SmartStop Self Storage REIT, Inc. Announces the Recast of its Multi-Currency Credit Facility

LADERA RANCH, Calif., – February 22, 2024 – SmartStop Self Storage REIT, Inc. (“SmartStop”) announced today that it entered into an amended and restated multi-currency revolving credit facility (the “Credit Facility”) of up to $650 million with a syndicate of banks led by KeyBank National Association, Bank of Montreal, JPMorgan Chase Bank, N.A., M&T Bank, Truist Bank and Wells Fargo Bank, N.A. The facility has an accordion feature permitting expansion of the Credit Facility up to $1.5 billion, subject to certain conditions.

“We are extremely pleased to announce the closing of this facility in what we believe to be a very challenging and volatile lending environment.,” said H. Michael Schwartz, Chairman and Chief Executive Officer of SmartStop. “We have secured ample debt capital to execute our growth plans both in the U.S. and Canada, while providing an achievable path to becoming a fully unsecured borrower. The facility was 1.5x oversubscribed in the initial syndication, with sizeable commitments from 12 of the largest financial institutions in the world, a testament to SmartStop as a company and our tremendous team, as well as the strength and value of our best-in-class self storage portfolio.”

The Credit Facility has a three-year term with a maturity date of February 22, 2027 and a one-year extension option. Borrowings under the Credit Facility may be in either U.S. dollars or Canadian dollars at SmartStop’s election. Initial advances under the Credit Facility bear interest at a consistent pricing grid as the previous revolving credit facility. The Credit Facility is secured by a pledge of equity interests in certain of SmartStop’s property owning subsidiaries. SmartStop can elect to release the pledges upon the achievement of certain financial conditions, making the Credit Facility fully unsecured and resulting in a reduction in the applicable credit spread, among other changes.

KeyBanc Capital Markets, Inc., BMO Capital Markets Corp, JPMorgan Chase Bank, N.A., Manufacturers and Traders Trust Company, Truist Securities, Inc. and Wells Fargo Securities acted as Joint Book Runners and Joint Lead Arrangers for the Credit Facility. Bank of Montreal, JPMorgan Chase Bank, N.A., Manufacturers and Traders Trust Company, Truist Bank and Wells Fargo Bank, N.A. served as Syndication Agents for the Credit Facility. The Huntington National Bank, Raymond James Bank and U.S. Bank National Association served as Documentation Agents for the Credit Facility. KeyBank National Association served as Administrative Agent for the Credit Facility.

About SmartStop Self Storage REIT, Inc. (SmartStop)

SmartStop Self Storage REIT, Inc. (“SmartStop”) is a self-managed REIT with a fully integrated operations team of approximately 500 self-storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self-storage programs. As of February 22, 2024, SmartStop has an owned or managed portfolio of 195 operating properties in 22 states and Canada, comprising approximately 137,500 units and 15.5 million rentable square feet. SmartStop and its affiliates own or manage 34 operating self-storage properties in Canada, which total approximately 29,700 units and 3.0 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

Forward-Looking Statements

Certain of the matters discussed in this press release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) disruptions in the economy, including debt and banking markets and foreign currency changes; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) whether we will be successful in the pursuit of our business plan; (iv) whether we will succeed in our investment objectives; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; (vii) difficulties in our ability to attract and retain qualified personnel and management; or (viii) the effect of competition at our self storage properties or from other storage alternatives, which could cause rents and occupancy rates to decline.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof.

Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Contact:

David Corak

VP of Corporate Finance

SmartStop Self Storage REIT, Inc.

dcorak@smartstop.com